UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2006

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2006, we and Hollis Street Investors, LLC entered into an amendment to the Net Lease, dated November 14, 2000, between us and Hollis Street Investors, LLC for our headquarters located in Emeryville, California, where we occupy approximately 103,000 square feet of office space. The amendment to the lease expanded our office space by an additional approximately 34,000 square feet. We are not obligated to pay rent on this additional office space until the earlier of the date we occupy the space and January 1, 2007. Under the terms of the amendment, the average monthly base rent for this additional office space over the full term of the lease, assuming that we occupy the additional space as of January 1, 2007, will be $51,755. The lease of the additional office space will be governed by the terms and conditions set forth in the Net Lease, including the right to cease leasing portions of our office space on an annual basis starting on January 1, 2011, provided that certain requirements are satisfied. The termination date for Net Lease is March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.
(Registrant)

Date: May 5, 2006	By:	/s/ William B. Chiasson
William B. Chiasson
Chief Financial Officer